As filed with the Securities and Exchange Commission on July 2, 2008
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PENWEST PHARMACEUTICALS CO.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	91-1513032 (I.R.S. Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut (Address of Principal Executive Offices)	06810-5120 (Zip Code)
Penwest Pharmaceuticals Co. 2005 Stock Incentive Plan
(Full Title of the Plan)
Jennifer L. Good
President and Chief Executive Officer
39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120
(Name and Address of Agent For Service)
(877) 736-9378
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate	Amount of
Registered	Registered(1)	Share	Offering Price	Registration Fee
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights)	2,500,000	$2.63 (2)	$6,575,000 (2)	$259

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on July 1, 2008.

STATEMENT OF INCORPORATION BY REFERENCE
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-4.2 Amended and Restated Bylaws of the Registrant, as amended
EX-5.1 Opinion of Perkins Coie LLP
EX-23.2 Consent of Ernst & Young LLP

STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 2,500,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2005 Stock Incentive Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-126897, filed by the Registrant on July 26, 2005, relating to the Registrant’s 2005 Stock Incentive Plan, except for information required by Item 8, which is contained below.
Item 8.   Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on this 2nd day of July, 2008.

PENWEST PHARMACEUTICALS CO.
By:	/s/ Jennifer L. Good
Jennifer L. Good
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Penwest Pharmaceuticals Co., hereby severally constitute and appoint Jennifer L. Good and Benjamin L. Palleiko, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Penwest Pharmaceuticals Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jennifer L. Good Jennifer L. Good	President and Chief Executive Officer, Director (Principal Executive Officer)	July 2, 2008
/s/ Benjamin L. Palleiko Benjamin L. Palleiko	Senior Vice President, Corporate Development and Chief Financial Officer (Principal Financial Officer)	July 2, 2008
/s/ Frank P. Muscolo Frank P. Muscolo	Controller and Chief Accounting Officer (Principal Accounting Officer)	July 2, 2008
/s/ Paul E. Freiman Paul E. Freiman	Chairman of the Board	July 2, 2008

/s/ Christophe Bianchi Christophe Bianchi, M.D.	Director	July 1, 2008
/s/ Peter F. Drake Peter F. Drake, Ph.D.	Director	July 2, 2008
/s/ Robert J. Hennessey Robert J. Hennessey	Director	July 2, 2008
/s/ David P. Meeker David P. Meeker, M.D.	Director	June 27, 2008
/s/ William J. O’Shea William J. O’Shea	Director	July 2, 2008
John N. Staniforth, Ph.D.	Director
/s/ Anne M. VanLent Anne M. VanLent	Director	July 2, 2008

INDEX TO EXHIBITS

Number	Description

4.1 (1)	Amended and Restated Articles of Incorporation of the Registrant, as amended

4.2	Amended and Restated Bylaws of the Registrant, as amended

4.3 (2)	Form of Rights Agreement dated as of July 27, 1998 between the Registrant and the Rights Agent

4.4 (3)	Amendment to Rights Agreement dated as of March 5, 2008 between the Registrant and Mellon Investor Services LLC

4.5 (4)	Amendment No. 2 to Rights Agreement dated as of March 20, 2008 between the Registrant and Mellon Investor Services LLC

4.6 (5)	Amendment No. 3 to Rights Agreement dated as of April 18, 2008 between the Registrant and Mellon Investor Services LLC

5.1	Opinion of Perkins Coie LLP

23.1	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1 (6)	Penwest Pharmaceuticals Co. 2005 Stock Incentive Plan
(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 filed on August 3, 2004 (File No. 000-23467) and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form 10/A filed on July 17, 1998 (File No. 000-23467) and incorporated herein by reference.
(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on March 6, 2008 (File No. 000-23467) and incorporated herein by reference.
(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on March 20, 2008 (File No. 000-23467) and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on April 22, 2008 (File No. 000-23467) and incorporated herein by reference.
(6)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s definitive proxy statement on Schedule 14A filed on April 28, 2008 and incorporated herein by reference.